Exhibit 99

Form 3/A - Joint Filer Information

Name:                               Frost Gamma Investments Trust

Address:                            4400 Biscayne Boulevard
                                    15th Floor
                                    Miami, Florida 33137

Designated Filer:                   Dr. Phillip Frost

Issuer and Ticker Symbol:           Modigene Inc. (MODG.OB)

Date of Event Requiring Statement:  June 19, 2007

Signature:

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/s/ Phillip Frost, M.D., by Steven D. Rubin, attorney in fact pursuant to power of attorney
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Phillip Frost, M.D., Trustee



/s/ Phillip Frost, M.D., by Steven D. Rubin, attorney in fact pursuant to power of attorney
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Phillip Frost, M.D.

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